                                   FORM 8-A


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                          UNIGRAPHICS SOLUTIONS INC.
            (Exact name of registrant as specified in its charter)



               Delaware                                    75-2728894
(State of incorporation or organization)    (I.R.S. Employer Identification No.)



                             13736 Riverport Drive
                       Maryland Heights, Missouri 63043
         (Address of principal executive offices, including zip code)


Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class                 Name of each exchange on which
        to be so registered                 each class is to be registered

   Class A Common Stock, par value             New York Stock Exchange
           $.01 per share


     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [_]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [_]

     Securities Act registration statement file number to which this form relates: 333-48261

     Securities to be registered pursuant to Section 12(g) of the Act:  None.

ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          Application has been made to list the Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), of Unigraphics Solutions Inc. (the "Registrant") to be registered hereunder on the New York Stock Exchange (the "NYSE"), and such application has been approved pending official notice of issuance. A description of the Class A Common Stock is set forth under the caption "Description of Capital Stock" in the Prospectus contained in the registration statement on Form S-1 of the Registrant (Registration No. 333-48261), as amended, originally filed with the Securities and Exchange Commission (the "Commission") on March 19, 1998, which registration statement is incorporated herein by reference.

ITEM 2.   EXHIBITS.*

     1. Registration Statement on Form S-1 (Registration No. 333-48261) of the Registrant.

     2. Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-48261)).

     3. Amended and Restated Bylaws of the Registrant, as adopted on May 12, 1998 (incorporated herein by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-48261)).

     4. Specimen Stock Certificate for the Class A Common Stock (incorporated herein by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-48261)).

     5. Registration Rights Agreement between the Company and Electronic Data Systems Corporation (incorporated herein by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-48261)).



________________

* In accordance with Instruction II to Item 2 of Form 8-A, the exhibits set forth above are being filed with the copies of this registration statement filed with the NYSE but are omitted from the copies filed with the Commission.

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date:     May 21, 1998             UNIGRAPHICS SOLUTIONS INC.



                                   By: /s/ JOHN J. MAZZOLA
                                       -----------------------------------------
                                           John J. Mazzola
                                           President and Chief Executive Officer

                                       3